UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
VONAGE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	11-3547680
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

23 Main Street Holmdel, NJ	07733
(Address of principles executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]
Securities Act registration statement file number to which this form relates:        (if applicable)

Securities to be Registered Pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

This registration statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the listing transfer of shares of common stock of Vonage Holdings Corp. (the “Company”), par value $0.001 per share (the “Common Stock”), from the New York Stock Exchange to the Nasdaq Global Select Market. The transfer of listing is to occur at the opening of trading on December 31, 2019.

The description of the Common Stock is set forth in Item 1 of the Company’s Registration Statement on Form 8-A, filed by the Company with the SEC on May 19, 2006 (Registration No. 001-32887), including any amendment or reports filed for the purpose of updating such description, except that any reference to the New York Stock Exchange is hereby amended to refer to Nasdaq.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VONAGE HOLDINGS CORP.
Date: December 30, 2019	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer